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                                EXHIBIT INDEX


1.7 Unanimous Consent in Writing effective Jan. 2, 2007 of the Board of Directors of IDS Life Insurance Company of New York (now known as RiverSource Life Insurance Co. of New York) renaming IDS Life of New York Accounts 4, 5, 6, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 to
         the new name RiverSource of New York Account 4.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.      Consent of Independent Registered Public Accounting Firm.

13.1 Power of Attorney to sign amendments to this Registration Statement dated Jan. 2, 2007.